UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of certain Officers

     On January 20, 2011, the shareowners of ArvinMeritor, Inc. (“ArvinMeritor”), at the 2011 Annual Meeting of Shareowners, approved the adoption by the Board of Directors of the amended and restated 2010 Long-Term Incentive Plan (“Amended LTIP”) to increase the maximum shares authorized to be issued thereunder by 3.7 million shares for a total of 4.9 million shares authorized to be issued under the Amended LTIP. The Amended LTIP is an incentive plan that is intended to link the compensation of officers and key employees to achievement of performance objectives, and to assist in recruitment, retention and motivation of key employees whose long-term employment is considered essential to the company’s success. The Amended LTIP provides for grants in the form of stock options, stock appreciation rights, other stock or stock-based awards and cash awards. No more than 4.9 million shares may be issued under the Amended LTIP, subject to other limitations on certain types of awards. The Amended LTIP is administered by the Compensation and Management Development Committee of the Board of Directors with respect to awards to employees and by the Corporate Governance and Nominating Committee with respect to awards to directors.

     For further information on the terms of potential awards and the other provisions of the Amended LTIP, including the effects of termination of employment and change of control of the company, see the text of the Amended LTIP, which is filed as an appendix to ArvinMeritor’s definitive proxy statement for the 2011 annual meeting of shareowners and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

     ArvinMeritor held its 2011 Annual Meeting of Shareowners on January 20, 2011. At the meeting, the following matters were voted on and received the specified number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes:

(i)	Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the annual meeting of shareowners in 2014. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Joseph B. Anderson, Jr.	60,987,201	15,931,006	6,688,830
Rhonda L. Brooks	61,521,258	15,396,949	6,688,830
Steven G. Rothmeier	61,260,742	15,657,465	6,688,830

(ii)	Appointment of auditors: The shareowners approved the selection of Deloitte & Touche LLP as the company’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
80,997,915	2,271,358	337,764	-0-

(iii)	Amendment to LTIP: The shareowners approved the amended and restated 2010 Long-Term Incentive Plan to increase the maximum shares authorized to be issued thereunder by 3.7 million shares. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
70,026,999	5,980,807	910,401	6,688,830

(iv)	Name Change: The shareowners approved an amendment to the ArvinMeritor’s Restated Articles of Incorporation to change the name of ArvinMeritor to “Meritor, Inc.”. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
82,362,732	1,114,435	129,870	-0-

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

	By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel
Date: January 20, 2011